Exhibit 2.1

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of September 30, 2019, is entered into by and among CUI, Inc., an Oregon corporation (“Seller”), CUI Global, Inc., a Colorado corporation (“Parent”), and Back Porch International, Inc., an Oregon corporation (“Buyer”).

RECITALS

WHEREAS, Seller and Parent wish to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller and Parent, the rights and obligations of Seller and Parent to the Purchased Assets and the Assumed Liabilities (as defined herein), subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and Sale

Section 1.01     Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller and Parent shall each (and effective upon the Closing do hereby) sell, assign, transfer, convey and deliver to Buyer, and Buyer shall (and effective upon the Closing does hereby) purchase from Seller and Parent, all of Seller’s and Parent’s right, title and interest in the assets constituting the non-power supply components product divisions of Seller and Parent (the “Business”), including, without limitation, those assets set forth on of the disclosure schedules (“Disclosure Schedules”) attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”).

Section 1.02     Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the assets set forth on Section 1.02 of the Disclosure Schedules (the “Excluded Assets”).

Section 1.03     Assumption of Liabilities. Subject to the terms and conditions set forth herein, Buyer shall (and effective upon the Closing does hereby) assume and agree to pay, perform and discharge the liabilities and obligations set forth on Section 1.03 of the Disclosure Schedules, but only to the extent that such liabilities and obligations do not relate to any breach, default or violation by Seller or Parent on or prior to the Closing (collectively, the “Assumed Liabilities”). Other than the Assumed Liabilities, Buyer shall not and does not assume any liabilities or obligations of Seller or Parent of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created. All liabilities of the Seller or Parent, whether currently existing or hereinafter created, that are not Assumed Liabilities shall be “Excluded Liabilities”.

Section 1.04     Purchase Price. The aggregate purchase price for the Purchased Assets shall be $15,000,000 (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Buyer shall pay the Purchase Price to Seller as follows:

(a)     $4,696,316.82 at the Closing (as defined herein) in cash, by wire transfer of immediately available funds in accordance with the wire transfer instructions set forth in Section 1.04 of the Disclosure Schedules;

(b)     Assumption in full by Buyer of that certain Convertible Promissory Note, issued by Waytronx Holding, Inc., a wholly owned subsidiary of Parent’s predecessor in interest, Waytronx, Inc., and held by International Electronic and Electrical Trading Inc. (“IED”), dated May 15, 2008, as amended, in an aggregate outstanding principal amount at Closing of $5,303,683.18 (the “Note”);

(c)     Payment of the amounts as set forth in Section 1.05.

Section 1.05     Earn-out; Balloon Payment.

(a)     The following terms shall have the following meanings in this Section 1.05:

(i)     “Adjusted EBITDA” means, with respect to any Calculation Period, the net income before interest, income taxes, depreciation and amortization of the Business for such period, determined in accordance with GAAP, but adjusted to exclude any amounts (whether revenue, income, or expense) attributable to any extraordinary or nonrecurring expenditure, acquisition or business combination.

(ii)     “Balloon Payment” has the meaning set forth in Section 1.05(b)(iii)

(iii)     “Calculation Periods” means each of the calendar years ending on December 31, 2020, 2021, 2022, 2023, and 2024, respectively.

(iv)     “Earn-out Calculation” has the meaning set forth in Section 1.05(c)(i).

(v)     “Earn-out Calculation Delivery Date” has the meaning set forth in Section 1.05(c)(i).

(vi)     “Earn-out Calculation Objection Notice” has the meaning set forth in Section 1.05(c)(ii).

(vii)     “Earn-out Calculation Statement” has the meaning set forth in Section 1.05(c)(i).

(viii)     “Earn-out Multiple” means 0.5 (50%).

(ix)     “Earn-out Payment” has the meaning set forth in Section 1.05(b)(i).

(x)     “Earn-out Period” means the period beginning on the Closing Date and ending on December 31, 2024.

(xi)     “EBITDA Threshold” means $3,500,000.

(xii)     “Guaranteed Payment” means an amount equal to 1.25% times the then Remaining Earn-out Amount.

(xiii)     “Independent Accountant” means Grant Thornton LLP.

(xiv)     “Maximum Earn-out Amount” means $5,000,000.

(xv)     “Remaining Earn-out Amount” means the Maximum Earn-out Amount, less the aggregate sum of all Guaranteed Payments and Earn-out Payments paid or owing by Buyer as of the calculation date set forth in Section 1.05(b)(i).

(xvi)     “Review Period” has the meaning set forth in Section 1.05(c)(ii)

(b)     Guaranteed Payments; Earn-out Payments; Balloon Payment.

(i)     As additional consideration for the Purchased Assets, within thirty days after the last day of each calendar quarter ending on or after March 31, 2021, Buyer shall pay to Seller a Guaranteed Payment, in an amount as calculated on such day.

(ii)     As additional consideration for the Purchased Assets, at such times as provided in Section 1.05(e), Buyer shall pay to Seller with respect to each Calculation Period an amount, if any (each, an “Earn-out Payment”), equal to difference of (but only if such calculation results in a positive number):

(A)     the product of (i) an amount equal to (A) the Adjusted EBITDA for such Calculation Period, minus (B) the EBITDA Threshold for such Calculation Period, multiplied by (ii) the Earn-out Multiple; minus

(B)     the sum of the aggregate Guaranteed Payments paid or owing in respect of such Calculation Period.

(iii)     As additional consideration for the Purchased Assets, at such time as provided in Section 1.05(e), Buyer shall pay to Seller, if at all, an amount equal to the difference of (A) the Maximum Earn-out Amount, minus (B) the then Remaining Earn-out Amount, but only if and to the extent that such number calculated in this Section 1.05(b)(iii) is greater than $0 (the “Balloon Payment”).

(iv)     Notwithstanding the foregoing provisions of this Section 1.05(b), and for the avoidance of doubt, in no event shall Buyer be obligated to pay Seller an aggregate amount in excess of the Maximum Earn-out Amount in respect of its obligations under this Section 1.05.

(c)     Procedures Applicable to Determination of the Earn-out Payments.

(i)     On or before the date which is 120 days after the last day of each Calculation Period (each such date, an “Earn-out Calculation Delivery Date”), Buyer shall prepare and deliver to Seller a written statement (in each case, an “Earn-out Calculation Statement”) setting forth in reasonable detail its determination of Adjusted EBITDA for the applicable Calculation Period and its calculation of the resulting Earn-out Payment, if any (in each case, an “Earn-out Calculation”).

(ii)     Seller shall have 30 days after receipt of the Earn-out Calculation Statement for each Calculation Period (in each case, the “Review Period”) to review the Earn-out Calculation Statement and the Earn-out Calculation set forth therein. During the Review Period, Seller and its accountants shall have the right to inspect Buyer’s books and records during normal business hours at Buyer’s offices, upon reasonable prior notice and solely for purposes reasonably related to the determinations of Adjusted EBITDA and the resulting Earn-out Payment. Prior to the expiration of the Review Period, Seller may object to the Earn-out Calculation set forth in the Earn-out Calculation Statement for the applicable Calculation Period by delivering a written notice of objection (an “Earn-out Calculation Objection Notice”) to Buyer. Any Earn-out Calculation Objection Notice shall specify the items in the applicable Earn-out Calculation disputed by Seller and shall describe in reasonable detail the basis for such objection, as well as the amount in dispute. If Seller fails to deliver an Earn-out Calculation Objection Notice to Buyer prior to the expiration of the Review Period, then the Earn-out Calculation set forth in the Earn-out Calculation Statement shall be final and binding on the parties hereto. If Seller timely delivers an Earn-out Calculation Objection Notice, Buyer and Seller shall negotiate in good faith to resolve the disputed items and agree upon the resulting amount of the Adjusted EBITDA and the Earn-out Payment for the applicable Calculation Period. If Buyer and Seller are unable to reach agreement within 30 days after such an Earn-out Calculation Objection Notice has been given, all unresolved disputed items shall be promptly referred to the Independent Accountant. The Independent Accountant shall be directed to render a written report on the unresolved disputed items with respect to the applicable Earn-out Calculation as promptly as practicable, but in no event greater than 60 days after such submission to the Independent Accountant, and to resolve only those unresolved disputed items set forth in the Earn-out Calculation Objection Notice. If unresolved disputed items are submitted to the Independent Accountant, Buyer and Seller shall each furnish to the Independent Accountant such work papers, schedules and other documents and information relating to the unresolved disputed items as the Independent Accountant may reasonably request. The Independent Accountant shall resolve the disputed items based solely on the applicable definitions and other terms in this Agreement and the presentations by Buyer and Seller, and not by independent review. The resolution of the dispute and the calculation of Adjusted EBITDA that is the subject of the applicable Earn-out Calculation Objection Notice by the Independent Accountant shall be final and binding on the parties hereto. The fees and expenses of the Independent Accountant shall be borne by Seller and Buyer in proportion to the amounts by which their respective calculations of Adjusted EBITDA differ from Adjusted EBITDA as finally determined by the Independent Accountant.

(d)     Independence of Earn-out Payments. Buyer’s obligation to pay each of the Earn-out Payments to Seller in accordance with Section 1.05(b) is an independent obligation of Buyer and is not otherwise conditioned or contingent upon the satisfaction of any conditions precedent to any preceding or subsequent Earn-out Payment and the obligation to pay an Earn-out Payment to Seller shall not obligate Buyer to pay any preceding or subsequent Earn-out Payment. For the avoidance of doubt and by way of example, if the conditions precedent to the payment of the Earn-out Payment for the first Calculation Period are not satisfied, but the conditions precedent to the payment of the Earn-out Payment for the second Calculation Period are satisfied, then Buyer would be obligated to pay such Earn-out Payment for the second Calculation Period for which the corresponding conditions precedent have been satisfied, and not the Earn-out Payment for the first Calculation Period.

(e)     Timing of Payment of Earn-out Payments and Balloon Payment. Any Earn-out Payment that Buyer is required to pay pursuant to Section 1.05(b) hereof shall be paid in full no later than 10 business days following the date upon which the determination of Adjusted EBITDA for the applicable Calculation Period becomes final and binding upon the parties as provided in Section 1.05(c)(ii) (including any final resolution of any dispute raised by Seller in an Earn-out Calculation Objection Notice). The Balloon Payment shall be paid, if at all, in full no later than 90 days following the date upon which the determination of Adjusted EBITDA for the final Calculation Period becomes final and binding upon the parties as provided in Section 1.05(c)(ii) (including any final resolution of any dispute raised by Seller in an Earn-out Calculation Objection Notice). Buyer shall pay to Seller each Guaranteed Payment, Earn-out Payment (if at all) and the Balloon Payment (if at all) in cash by wire transfer of immediately available funds to a bank account specified in writing by Seller.

(f)     Post-closing Operation of the Business. Subject to the terms of this Agreement, subsequent to the Closing, Buyer shall have sole discretion with regard to all matters relating to the operation of the Business; provided, that Buyer shall not, directly or indirectly, take any actions in bad faith for the sole purpose of avoiding or reducing any of the Earn-out Payments hereunder. Notwithstanding the foregoing, Buyer has no obligation to operate the Business in order to achieve any Earn-out Payment or to maximize the amount of any Earn-out Payment.

(g)     Right of Set-off. Buyer shall have the right to withhold and set off against any amount otherwise due to be paid pursuant to this Section 1.05 any amount to which any Buyer Indemnified Party may be entitled under ARTICLE VI of this Agreement or any other instrument contemplated hereby.

(h)     No Security. The parties hereto understand and agree that (i) the contingent rights to receive any Earn-out Payment shall not be represented by any form of certificate or other instrument, are not transferable, and do not constitute an equity or ownership interest in Buyer; (ii) neither Seller nor Parent shall not have any rights as a security holder of Buyer as a result of Seller’s contingent right to receive any Earn-out Payment hereunder; and (iii) no interest is payable with respect to any Earn-out Payment.

(i)     Subordination. Seller, Buyer and Parent acknowledge and agree that Buyer’s obligations under this Section 1.05 are subordinate in all respects to its obligations under that certain Securities Purchase Agreement, of even date herewith, by and among Buyer, BPI Holdings, Inc., an Oregon corporation, and Harvest Capital Credit Corporation, a Delaware corporation (the “SPA”) and each instrument contemplated thereby. Without limiting the generality of the foregoing, Seller, Buyer and Parent agree that, notwithstanding the provisions of this Section 1.05, Buyer shall not be required to make when due any payment required by this Section 1.05 that would result in a default or breach of the SPA, any subordination agreement or other instrument contemplated thereby, or any agreement or instrument documenting any successor credit facility (any such payment, a “Prohibited Payment”). Failure to make a Prohibited Payment when due shall not constitute a breach of or default under this Agreement. If any portion of any Guaranteed Payment or Earn-out Payment is a Prohibited Payment, Buyer shall be permanently and finally relieved of making the payment, but only to the extent such payment is a Prohibited Payment. If the Balloon Payment is a Prohibited Payment, Buyer shall be relieved of making the payment when due, but only to the extent such payment is a Prohibited Payment; provided, however, that nothing shall permanently relieve Buyer of making the Balloon Payment, and Buyer shall pay the Balloon Payment in full on the last day of the first calendar month in which no portion of the Balloon Payment is a Prohibited Payment.

Section 1.06     Allocation of Purchase Price. Seller, Buyer and Parent agree to allocate the Purchase Price among the Purchased Assets for all purposes (including tax and financial accounting) in accordance with Section 1.06 of the Disclosure Schedules. Buyer, Seller, and Parent shall file all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

Section 1.07     Withholding Tax. Buyer shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer may be required to deduct and withhold under any applicable tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II
Closing

Section 2.01     Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) by electronic delivery of executed counterparts of this Agreement and each of the instruments contemplated hereby. The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 11:59 p.m. on the Closing Date.

Section 2.02     Closing Deliverables.

(a)     At the Closing, Seller shall deliver to Buyer the following:

(i)     a bill of sale in the form of Exhibit A hereto (the “Bill of Sale”) and duly executed by Seller and Parent, transferring the Purchased Assets to Buyer;

(ii)     an assignment and assumption agreement in the form of Exhibit B hereto (the “Assignment and Assumption Agreement”) and duly executed by Seller and Parent, effecting the assignment to and assumption by Buyer of the Purchased Assets and the Assumed Liabilities;

(iii)     that certain Transition Services Agreement in the form of Exhibit C hereto (the “Transition Services Agreement”) and duly executed by Seller and Parent;

(iv)     that certain Note Amendment, Assignment, and Assumption Agreement, in the form of Exhibit D hereto (the “Note Assignment Agreement”) and duly executed by Parent and IED;

(v)     that certain Intellectual Property Assignment Agreement in the form of Exhibit E hereto (the “IP Assignment Agreement”) and duly executed by Seller and Parent;

(vi)     that certain License Agreement in the form of Exhibit F hereto (the “License Agreement”) and duly executed by Seller and Parent;

(vii)     a sublease in form and substance satisfactory to Buyer (the “Sublease”) and duly executed by Seller and Parent;

(viii)     copies of all consents, approvals, waivers and authorizations referred to in Section 2.02(a)(viii) of the Disclosure Schedules;

(ix)     a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code duly executed by Seller;

(x)     a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Parent is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code duly executed by Parent;

(xi)     a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to the resolutions of the board of directors of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;

(xii)     a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Parent certifying as to the resolutions of the board of directors of Parent, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

(xiii)     such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

(b)     At the Closing, Buyer shall deliver to Seller the following:

(i)     the portion of the Purchase Price set forth in Section 1.04(a) by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer;

(ii)     the Assignment and Assumption Agreement duly executed by Buyer;

(iii)     the Transition Services Agreement duly executed by Buyer;

(iv)     the Note Assignment Agreement, duly executed by IED and Buyer;

(v)     the Intellectual Property Assignment Agreement, duly executed by Buyer;

(vi)     the License Agreement, duly executed by Buyer;

(vii)     the Sublease duly executed by Buyer; and

(viii)     a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Buyer certifying as to the resolutions of the board of directors of Buyer, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

ARTICLE III
Representations and warranties of seller

Seller and Parent each, jointly and severally, represent and warrant to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof. For purposes of this ARTICLE III, “Seller’s knowledge,” “knowledge of Seller” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of Seller or Parent, after due inquiry.

Section 3.01     Organization and Authority of Seller and Parent; Enforceability. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Oregon. Parent is a corporation duly organized, validly existing and in good standing under the laws of the state of Colorado. Seller and Parent each have full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out their obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller and Parent of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller and Parent. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller and Parent, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller and Parent, enforceable against Seller and Parent in accordance with their respective terms.

Section 3.02     No Conflicts; Consents. The execution, delivery and performance by Seller and Parent of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of Seller or Parent; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller, Parent, or the Purchased Assets; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller or Parent is a party or to which any of the Purchased Assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Purchased Assets. No consent, approval, waiver or authorization is required to be obtained by Seller or Parent from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller and Parent of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03     Title to and Sufficiency of Purchased Assets. Seller or Parent owns and has good title to the Purchased Assets, free and clear of Encumbrances. The Purchased Assets include all of the rights, property and assets necessary to conduct the Business as conducted by Seller and Parent on the date of this Agreement.

Section 3.04     Condition of Assets. The Purchased Assets are in good condition and are adequate for the uses to which they are being put, and none of such Purchased Assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 3.05     Inventory. All inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories included in the Purchased Assets consist of a quality and quantity usable and salable in the ordinary course of business.

Section 3.06     Financial Statements. Complete copies of the unaudited financial statements consisting of the balance sheet of the Business as at December 31 in each of the calendar years 2016, 2017, and 2018 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the years then ended (the “Historical Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Business as at June 30, 2019 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the six-month period then ended (the “Interim Financial Statements” and together with the Historical Financial Statements, the “Financial Statements”) are included as Section 3.06 of the Disclosure Schedules. The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the period involved, subject to the absence of notes, and in the case of the Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse). The Financial Statements fairly and accurately present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. Except as set forth on Section 3.06 of the Disclosure Schedules, the Financial Statements completely and accurately reflect each of the Purchased Assets and Assumed Liabilities. Except as set forth on Section 3.06 of the Disclosure Schedules, there are no Assumed Liabilities other than those reflected on the Financial Statements.

Section 3.07     Intellectual Property.

(a)     “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

(b)     Section 3.07(b) of the Disclosure Schedules lists all Intellectual Property included in the Purchased Assets (“Purchased IP”). Seller or Parent owns or has adequate, valid and enforceable rights to use all the Purchased IP, free and clear of all Encumbrances. Neither Seller nor Parent is bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP, or restricting the licensing thereof to any person or entity. With respect to the registered Intellectual Property listed on Section 3.07(b) of the Disclosure Schedules, (i) all such Intellectual Property is valid, subsisting and in full force and effect; and (ii) Seller or Parent has paid all maintenance fees and made all filings required to maintain Seller’s or Parent’s ownership thereof. For all such registered Intellectual Property, Section 3.07(b) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located; (B) the application or registration number; and (C) the application or registration date.

(c)     Seller’s and Parent’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. No person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and none of Seller, Parent or any of their respective Affiliates has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.08     Assigned Contracts. Section 3.08 of the Disclosure Schedules includes each contract included in the Purchased Assets and being assigned to and assumed by Buyer (the “Assigned Contracts”). Each Assigned Contract is valid and binding on Seller and/or Parent, as the case may be, in accordance with its terms and is in full force and effect. None of Seller, Parent, or, to Seller’s knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been made available to Buyer. There are no disputes pending or threatened under any Assigned Contract.

Section 3.09     Permits. Seller and Parent have obtained and have in force all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from governmental authorities necessary to conduct the Business in the manner in which such Business is now carried on, each of which is listed in Section 3.09 of the Disclosure Schedules and included in the Purchased Assets (the “Transferred Permits”). The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.

Section 3.10     Non-foreign Status. Neither Seller nor Parent is a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.

Section 3.11     Compliance With Laws. Seller and Parent have each complied, and are now complying, with all applicable federal, state and local laws and regulations applicable to ownership and use or otherwise affecting the value of the Purchased Assets.

Section 3.12     Legal Proceedings. There is no claim, demand, action, suit, proceeding, audit, litigation, or investigation of any nature (whether civil, criminal, administrative, regulatory or otherwise, whether at law or in equity) (“Action”) pending or, to Seller’s knowledge, threatened against or by Seller or Parent (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.13     Taxes. Seller and Parent have duly and timely paid all taxes that are due and payable that relate to the Business or the Purchased Assets. There are no Encumbrances for taxes upon any of the Purchased Assets. Seller and Parent have filed on a timely basis (or have received a valid extension to file and will timely file) with the appropriate taxing authorities all tax returns applicable to the Business or the Purchased Assets, and all such returns are true, correct and complete in all material respects.

Section 3.14     Real Property. Neither Seller nor Parent owns any real property. Section 3.14 of the Disclosure Schedules sets forth a true and correct list of lease of real property used in the Business, which list specifies for each lease set forth thereon: (i) the street address of each parcel of real property subject thereto, (ii) the lessor, lessee and current occupant (if different from lessee) of each such parcel of real property, (iii) the expiration date, (iv) available renewal, extension and purchase options, (v) monthly and other payments under the agreement (including fixed rent, percentage rent and any amounts otherwise payable under the agreement), and (vi) the amount of the security deposit held by the landlord. Seller owns and holds, and is the beneficial and record owner of, a valid leasehold interest in all leased real property used in the Business.

Section 3.15     Environmental Matters. The leased real property set forth on Section 3.14 of the Disclosure Schedules and the operations of the Seller and Parent thereon comply with all applicable Environmental Laws. No judicial proceedings are pending or, to the knowledge of the Seller, threatened against the Seller or Parent alleging the violation of any applicable Environmental Laws, and, there are no administrative proceedings pending or, to the knowledge of the Seller, threatened, against the Seller or Parent alleging the violation of any applicable Environmental Laws and no written notice from any governmental authority or any private or public Person has been received by Seller or Parent claiming any violation of any applicable Environmental Laws relating to any leased real property, or requiring any remediation, clean-up, abatement, modification, repairs, work, construction, alterations or installations of pollution control equipment on any leased real property that are necessary to comply with any applicable Environmental Laws. As used herein, the term “Environmental Laws” means all applicable laws pertaining to the environment, natural resources and employee health and safety and/or the regulation of hazardous substances, including: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (b) the Emergency Planning and Community Right to Know Act, as amended; (c) the Solid Waste Disposal Act, as amended; (d) the Clean Air Act, as amended; (e) the Clean Water Act, as amended; (f) the Toxic Substances Control Act, as amended; (g) the Occupational Safety and Health Act of 1970, as amended; (h) the Oil Pollution Act of 1990, as amended; (i) the Hazardous Materials Transportation Act, as amended; and (j) the Resource Conservation and Recovery Act, as amended, as each of the foregoing are in effect on the date of this Agreement.

Section 3.16     Employee Benefits; ERISA. Section 3.16 of the Disclosure Schedules contains a complete and correct list of each “employee benefit plan” (as defined in Section 3(3) of ERISA) and each other material benefit or compensation plan, program, agreement or arrangement maintained or contributed to by Seller, Parent or any of their affiliates on behalf of or for the benefit of employees of the Business (collectively, the “Benefit Plans”). Each Benefit Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a currently-effective favorable opinion, advisory or determination letter from the Internal Revenue Service and nothing has occurred that is reasonably likely to adversely affect the qualification of such Benefit Plan. Neither Seller nor Parent has any liability relating to any Benefit Plan and no liability under Title IV of ERISA that could become a liability of Buyer or any of its affiliates.

Section 3.17     Transactions with Affiliates. Except for standard employee compensation, benefits and expense reimbursements in the ordinary course of business, neither Seller nor Parent is owed any amount from, owes any amount to, guarantees any amount owed by, or has any contracts with any shareholder, officer or director of either Seller or Parent or any family member thereof. No such shareholder, officer, director or family member has any direct or indirect interest in (i) any property or assets of Seller or Parent (except as an equity interest holder), (ii) any competitor, customer, supplier or agent of Seller or Parent or any other Person having any business dealings or a business relationship with Seller or Parent, or (iii) any Person which is a party to any Contract or agreement with Seller or Parent.

Section 3.18     Warranties. Section 3.18 of the Disclosure Schedules sets forth Seller’s and Parent’s aggregate warranty costs with respect to the Business for calendar year 2018 and year-to-date 2019 (with year-to-date 2019 calculated through July 31, 2019). Except as set forth in Section 3.18 of the Disclosure Schedules, there are no pending or, to Seller’s knowledge, threatened claims against Seller or Parent for warranty costs. As used above, the term “warranty cost” shall mean costs and expenses associated with correcting defective or allegedly defective products or services, whether such costs and expenses arise out of claims sounding in warranty, contract, tort or otherwise.

Section 3.19     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or Parent.

Section 3.20     Full Disclosure. No representation or warranty by Seller or Parent in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof. For purposes of this ARTICLE IV, “Buyer’s knowledge,” “knowledge of Buyer” and any similar phrases shall mean the actual or constructive knowledge of Matthew McKenzie, after due inquiry.

Section 4.01     Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Oregon. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller and Parent) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02     No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, bylaws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03     Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 4.04     Brokers. Except for RHK Capital and its Affiliates, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V
Covenants

Section 5.01     Public Announcements. Unless otherwise required by applicable law or stock exchange requirements, neither party shall make any public announcements regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed).

Section 5.02     Bulk Sales Laws. The parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer.

Section 5.03     Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the documents to be delivered hereunder shall be borne and paid by Parent when due. Parent shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.04     Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

Section 5.05     Seller Corporate Name. None of Parent, Seller or any of their respective Affiliates, successors or assigns shall, at any time following the Closing, register or use the corporate, trade or “DBA” names of “CUI Devices”, “CUI Devices, Inc.” or any other name, in Buyer’s sole discretion and determination, that is confusingly similar thereto.

Section 5.06     Seller Non-Competition and Non-Solicitation.

(a)     For a period of five years commencing on the day following the Closing Date (the “Restricted Period”), neither Parent nor Seller shall, and neither Parent nor Seller shall permit any of their respective Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in any business substantially similar to or competitive with the Business (the “Seller Restricted Business”); (ii) have an interest in any person that engages directly or indirectly in the Seller Restricted Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Buyer and customers or suppliers of the Buyer. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if Seller is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 10% or more of any class of securities of such person. “Affiliate” of a person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(b)     During the Restricted Period, neither Parent nor Seller shall, and neither Parent nor Seller shall permit any of their respective Affiliates to, directly or indirectly, hire or solicit any employee of the Buyer or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.06(b) shall prevent Seller or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the Buyer; or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c)     During the Restricted Period, neither Parent nor Seller shall, and neither Parent nor Seller shall permit any of their respective Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Buyer or potential clients or customers of the Buyer for purposes of diverting their business or services from the Buyer.

(d)     Seller and Parent each acknowledge that a breach or threatened breach of this Section 5.06 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller or Parent of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)     Seller and Parent each acknowledge that the restrictions contained in this Section 5.06 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.06 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 5.06 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)     In the event of any merger, share exchange, stock purchase, business combination, substantial asset sale, change of control transaction, or other similar transaction or series of related transactions to which Seller or Parent is party (“Significant Transaction”), as a prior condition to consummating such Significant Transaction, Seller and Parent shall cause each Significant Transaction counterparty (whether acquirer, successor in interest, joint venturer or otherwise), to assume, comply with and be bound by each of the restrictions contained in this Section 5.06. Notwithstanding anything in this Section 5.06 to the contrary, the parties hereto agree that the consummation of any Significant Transaction pursuant to which Seller or Parent is substantially the selling or divesting party shall not constitute a breach of this Section 5.06.

Section 5.07     Buyer Non-Competition and Non-Solicitation.

(a)     During the Restricted Period, Buyer shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in any business substantially similar to or competitive with the actual demonstrated business of the Seller immediately following Closing, which actual demonstrated business of Seller shall, for the avoidance of doubt, exclude the Purchased Assets and the Business (the “Buyer Restricted Business”); (ii) have an interest in any person that engages directly or indirectly in the Buyer Restricted Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Seller and customers or suppliers of the Seller. Notwithstanding the foregoing, Buyer may own, directly or indirectly, solely as an investment, securities of any person traded on any national securities exchange if Buyer is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 10% or more of any class of securities of such person.

(b)     During the Restricted Period, Buyer shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of the Seller or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 5.07(b) shall prevent Buyer or any of its Affiliates from hiring (i) any employee whose employment has been terminated by the Seller; or (ii) after 180 days from the date of termination of employment, any employee whose employment has been terminated by the employee.

(c)     During the Restricted Period, Buyer shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Seller or potential clients or customers of the Seller for purposes of diverting their Buyer Restricted Business from the Seller.

(d)     Buyer acknowledges that a breach or threatened breach of this Section 5.07 would give rise to irreparable harm to Seller, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Buyer of any such obligations, Seller shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(e)     Buyer acknowledges that the restrictions contained in this Section 5.07 are reasonable and necessary to protect the legitimate interests of Seller and constitute a material inducement to Seller to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.07 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 5.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)     Notwithstanding anything in this Section 5.07 to the contrary, the parties hereto agree that the consummation of any Significant Transaction pursuant to which Buyer is the substantially selling or divesting party shall not constitute a breach of this Section 5.07.

ARTICLE VI
Indemnification

Section 6.01     Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification and reimbursement shall survive the Closing until the second anniversary of the Closing Date; provided, however, that (i) each of the representations and warranties contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04 and Section 3.20 (and all rights to indemnification and reimbursement relating thereto); (ii) each of the covenants and agreements contained in ARTICLE V (and all rights to indemnification and reimbursement relating thereto); and (iii) the obligations set forth in Section 6.02(c) and Section 6.02(d) shall survive forever.

Section 6.02     Indemnification By Seller and Parent. Seller and Parent shall jointly and severally defend, indemnify, reimburse, and hold harmless Buyer, its Affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

(a)     any inaccuracy in or breach of any of the representations or warranties of Seller or Parent contained in this Agreement or any document to be delivered hereunder;

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller or Parent pursuant to this Agreement or any document to be delivered hereunder;

(c)     any Action asserted by any person not party to this Agreement, which Action relates to the transactions contemplated hereby, including, without limitation, any Action (i) containing an allegation of breach of fiduciary duty, fraudulent transfer or conveyance of assets or liabilities, corporate waste, or any similar allegation; or (ii) asserting that any transaction contemplated hereby was not validly approved or authorized, or that such transaction is otherwise void or voidable; or

(d)     any Excluded Asset or Excluded Liability.

Section 6.03     Indemnification By Buyer. Buyer shall defend, indemnify, reimburse and hold harmless Seller, its Affiliates and their respective stockholders, directors, officers and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, arising from or relating to:

(a)     any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder;

(b)     any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder; or

(c)     any Assumed Liability.

Section 6.04     Indemnification Procedures. Whenever any claim shall arise for indemnification or reimbursement hereunder, the party entitled to indemnification or reimbursement (the “Indemnified Party”) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification or reimbursement obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent.

Section 6.05     Tax Treatment of Indemnification Payments. All indemnification and reimbursement payments made by Seller or Parent under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by law.

Section 6.06     Effect of Investigation. Buyer’s right to indemnification, reimbursement or other remedy based on the representations, warranties, covenants and agreements of Seller and Parent contained herein will not be affected by any investigation conducted by Buyer with respect to, or any knowledge acquired by Buyer at any time, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or agreement.

Section 6.07     Cumulative Remedies. The rights and remedies provided in this ARTICLE VI are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

ARTICLE VII
Miscellaneous

Section 7.01     Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Seller:	20050 SW 112th Avenue Tualatin, OR 97062 E-mail: [redacted] Attention: William Clough

If to Parent:	20050 SW 112th Avenue Tualatin, OR 97062 E-mail: [redacted] Attention: William Clough

If to Buyer:	[redacted] E-mail: [redacted] Attention: Matthew McKenzie

with a copy to:	Lane Powell PC 601 SW Second Avenue, Suite 2100 Portland, OR 97204 E-mail: [redacted] Attention: Matthew Viers

Section 7.03     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.04     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 7.05     Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.06     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign (whether by express assignment, operation of law, or otherwise) its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.07     No Third-party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.08     Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto.

Section 7.09     Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

Section 7.11     Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Oregon in each case located in the city of Portland and county of Multnomah, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.12     Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.13     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER

CUI, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

PARENT

CUI GLOBAL, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

BUYER

BACK PORCH INTERNATIONAL, INC.

By:	/s/ Matthew M. McKenzie
Name:	Matthew M. McKenzie
Title:	President

Signature Page to Asset Purchase Agreement

EXHIBIT A

Bill of Sale

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, CUI, Inc., an Oregon corporation (“Seller”) and CUI Global, Inc., a Colorado corporation (the “Parent”), do hereby jointly and severally grant, bargain, transfer, sell, assign, convey and deliver to Back Porch International, Inc., an Oregon corporation (“Buyer”), all of their respective right, title, and interest in and to the tangible personal property constituting, or used primarily in, the Business (including, without limitation, the tangible personal property set forth on Section 1.01 of the disclosure schedules to the Purchase Agreement), as such term is defined in the that certain Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”), by and among Buyer, Seller and Parent, to have and to hold the same unto Buyer, its successors and assigns, forever.

Buyer acknowledges that neither Seller nor Parent makes any representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Purchase Agreement.

Seller and Parent, for themselves and their respective successors and assigns, hereby covenant and agree that, at any time and from time to time upon the written request of Buyer, Seller and Parent will each do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably requested by Buyer in order to assign, transfer, set over, convey, assure, and confirm unto and vest in Buyer, its successors and assigns, title to the assets sold, conveyed, and transferred by this Bill of Sale.

[Signature page follows]

IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale as of September 30, 2019.

SELLER

CUI, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

PARENT

CUI GLOBAL, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

Signature Page to Bill of Sale

EXHIBIT B

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (the “Agreement”), effective as of September 30, 2019 (the “Effective Date”), is by and between CUI, Inc., an Oregon corporation (“Seller”), CUI Global, Inc., a Colorado corporation (“Parent”), and Back Porch International, Inc., an Oregon corporation (“Buyer”).

WHEREAS, Seller, Buyer, and Parent, have entered into that certain Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign all of its rights, title and interests in, and Buyer has agreed to assume all of Seller’s duties and obligations under, the Assigned Contracts (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Purchase Agreement.

2.     Assignment and Assumption. Seller and Parent each hereby sell, assign, grant, convey and transfer to Buyer all of Seller’s and Parent’s right, title and interest in and to the Assigned Contracts. Buyer hereby accepts such assignment and assumes all of Seller’s and Parent’s duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Seller and Parent under the Assigned Contracts accruing on and after the Effective Date.

3.     Terms of the Purchase Agreement. The terms of the Purchase Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

4.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

5.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.     Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

SELLER

CUI, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

PARENT

CUI GLOBAL, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

BUYER

BACK PORCH INTERNATIONAL, INC.

By:	/s/ Matthew M. McKenzie
Name:	Matthew McKenzie
Title:	President

Signature Page to Assignment and Assumption Agreement

EXHIBIT C

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement, dated as of September 30, 2019 (this “Agreement”), is entered into by and among CUI, Inc., an Oregon corporation (“Seller”), CUI Global, Inc., a Colorado corporation (“Parent”), and Back Porch International, Inc., an Oregon corporation (“Buyer”).

RECITALS

WHEREAS, Buyer, Seller and Parent have entered into that certain Asset Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which Seller and Parent have agreed to sell and assign to Buyer, and Buyer has agreed to purchase and assume from Seller and Parent, certain assets and liabilities of Seller and Parent, all as more fully described therein;

WHEREAS, in order to ensure an orderly transition of the Business to Buyer and as a condition to consummating the transactions contemplated by the Purchase Agreement, Buyer, Seller, and Parent have agreed to enter into this Agreement, pursuant to which the parties will provide, or cause its Affiliates to provide, certain of the other parties with certain services, in each case on a transitional basis and subject to the terms and conditions set forth herein; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, Buyer, Seller, and Parent hereby agree as follows:

ARTICLE I

SERVICES

Section 1.01     Provision of Services.

(a)     Seller, Parent, and Buyer each agree to provide, or to cause their respective Affiliates to provide, the services (the “Services”) set forth on the exhibits attached hereto (as such exhibits may be amended or supplemented pursuant to the terms of this Agreement, collectively, the “Service Exhibits”) to other of the parties for the respective periods and on the other terms and conditions set forth in this Agreement and in the respective Service Exhibits.

(b)     Notwithstanding the contents of the Service Exhibits, Seller, Parent, and Buyer agree to respond in good faith to any reasonable request by the other parties hereto for access to any additional services that are necessary for the operation of the Business or the Seller, as the case may be and which are not currently contemplated in the Service Exhibits, at a price to be agreed upon after good faith negotiations between the parties. Any such additional services so provided by Seller, Parent, or Buyer shall constitute Services under this Agreement and be subject in all respect to the provisions of this Agreement as if fully set forth on a Service Exhibit as of the date hereof.

(c)     The parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Seller, Parent, and Buyer each agree to use commercially reasonable efforts to make a transition of each Service to their respective own internal organizations or to obtain alternate third-party sources to provide the Services.

(d)     Subject to Section 2.03 and Section 2.04, the obligations of each party under this Agreement to provide Services shall terminate with respect to each Service on the end date specified in the applicable Service Exhibit (the “End Date”). Notwithstanding the foregoing, the parties acknowledge and agree that each party may determine from time to time that it does not require all the Services set out on one or more of the Service Exhibits or that it does not require such Services for the entire period up to the applicable End Date. Accordingly, any party may terminate any Service provided to it, in whole and not in part, upon notification to the appropriate other party in writing of any such determination.

Section 1.02     Standard of Service.

(a)     Seller and Parent each represent, warrant and agree that the Services they provide shall be provided in good faith, in accordance with applicable law and, except as specifically provided in the Service Exhibits, in a manner generally consistent with the historical operation of the Business and with the same standard of care as historically provided to the Business. Seller and Parent each agree to assign sufficient resources and qualified personnel as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)     Buyer represents, warrants and agrees that the Services it provides shall be provided in good faith, in accordance with applicable law and, except as specifically provided in the Service Exhibits, in a manner generally consistent with the historical operation of the Seller and with the same standard of care as historically provided by Seller. Buyer agrees to assign sufficient resources and qualified personnel as are reasonably required to perform its Services in accordance with the standards set forth in the preceding sentence.

(c)     Except as expressly set forth above in this Section 1.02 or in any contract entered into hereunder, none of Seller, Parent, or Buyer makes any representations or warranties of any kind, implied or expressed, with respect to the Services, including, without limitation, any warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. Seller, Parent, and Buyer each acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by the parties hereto as independent contractors.

Section 1.03     Access to Premises. In order to enable the provision of the Services each party agrees that it shall provide to the other parties and their respective Affiliates’ employees and any third-party service providers or subcontractors who provide Services, at no cost to the providing party, access to the receiving party’s facilities, assets and books and records, in all cases to the extent necessary for the providing party to fulfill their obligations under this Agreement.

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ARTICLE II

COMPENSATION

Section 2.01     Responsibility for Wages and Fees. For such time as any employees of any party providing Services pursuant hereto or any of their respective Affiliates are providing the Services to any other party under this Agreement, (a) such employees will remain employees of such providing party or such Affiliate, as applicable, and shall not be deemed to be employees of any party receiving Services for any purpose, and (b) such party providing Services, or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including severance and worker’s compensation, and the withholding and payment of applicable taxes relating to such employment.

Section 2.02     Terms of Payment and Related Matters.

(a)     As consideration for provision of the Services, each party receiving Services shall pay the amount specified for each Service on such Service’s respective Service Exhibit.

(b)     It is the intent of the parties that the compensation set forth in the respective Service Exhibits reasonably approximate the cost of providing the Services, including the cost of employee wages and compensation, without any intent to cause any party providing Services to receive profit or incur loss. If at any time any party providing Services believes that the payments contemplated by a specific Service Exhibit are materially insufficient to compensate it for the cost of providing the Services it is obligated to provide hereunder, or any party receiving Services believes that the payments contemplated by a specific Service Exhibit materially overcompensates the providing party, such providing or receiving party, as the case may be, shall notify the other party as soon as possible, and the parties hereto will commence good faith negotiations toward an agreement in writing as to the appropriate course of action with respect to pricing of such Services for future periods.

Section 2.03     Extension of Services. The parties agree that no party providing Services shall be obligated to perform any Service after the applicable End Date; provided, however, that if a party receiving Services desires and the providing party agrees to continue to perform any of the Services after the applicable End Date, the parties shall negotiate in good faith to determine an amount that compensates the providing party for all of its costs for such performance, including the time of its employees. The Services so performed by the providing party after the applicable End Date shall continue to constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement for the duration of the agreed-upon extension period.

Section 2.04     Terminated Services. Upon termination or expiration of any or all Services pursuant to this Agreement, or upon the termination of this Agreement in its entirety, no party providing Services will have any further obligation to provide the applicable terminated Services and the party receiving Services will have no obligation to pay any future compensation relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by the receiving party prior to such termination).

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Section 2.05     Right of Set-off. Buyer shall have the right to withhold and set off against any amount otherwise due to be paid by Buyer pursuant to this Agreement any amount to which any Buyer Indemnified Party may be entitled under Article VI of the Purchase Agreement or Section 5.02 of this Agreement.

ARTICLE III

TERMINATION

Section 3.01     Termination of Agreement. Subject to Section 3.04, this Agreement shall terminate in its entirety (i) on the date upon which no party providing Services shall have any continuing obligation to perform any Services as a result of each of their expiration or termination in accordance with Section 1.01(d) or Section 3.02 or (ii) in accordance with Section 3.03.

Section 3.02     Breach. Any party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole but not in part, at any time upon prior written notice to the other party (the “Breaching Party”) if the Breaching Party has failed to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of ten (10) days after receipt by the Breaching Party of a written notice of such failure from the Non-Breaching party seeking to terminate such service.

Section 3.03     Insolvency. In the event that any party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within ninety (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other party shall have the right to terminate this Agreement by providing written notice in accordance with Section 6.01.

Section 3.04     Effect of Termination. Upon termination of this Agreement in its entirety pursuant to Section 3.01, all obligations of the parties hereto shall terminate, except for the provisions of Section 2.04, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement.

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ARTICLE IV

CONFIDENTIALITY

Section 4.01     Confidentiality.

(a)     During the term of this Agreement and thereafter, the parties hereto shall, and shall instruct their respective representatives to, maintain in confidence and not disclose the other party’s financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”). Each party hereto shall use the same degree of care, but no less than reasonable care, to protect the other party’s Confidential Information as it uses to protect its own Confidential Information of like nature. Unless otherwise authorized in any other agreement between the parties, any party receiving any Confidential Information of the other party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by a governmental order, in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing party (the “Disclosing Party”), and take reasonable steps to assist in contesting such governmental order or in protecting the Disclosing Party’s rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel in writing that it is legally bound to disclose under such governmental order.

(b)     Notwithstanding the foregoing, “Confidential Information” shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.

(c)     Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party’s option, all Confidential Information. If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing.

ARTICLE V
Limitation on Liability; Indemnification

Section 5.01     Limitation on Liability. In no event shall any party providing Services pursuant hereto have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault. Each party receiving Services hereunder acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.

Section 5.02     Seller and Parent Indemnification. Subject to the limitations set forth in Section 5.01, Seller and Parent shall jointly and severally indemnify, defend and hold harmless Buyer and its Affiliates and each of their respective representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, of the Buyer Indemnified Parties arising out of or resulting from (i) Seller or Parent’s breach of this Agreement; or (ii) the negligence, violation of law, or willful misconduct of Seller or Parent or their respective Affiliates.

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Section 5.03     Buyer Indemnification. Subject to the limitations set forth in Section 5.01, Buyer shall indemnify, defend and hold harmless Seller and Parent and their Affiliates and each of their respective representatives (collectively, the “Seller and Parent Indemnified Parties”) from and against any and all claims, judgments, damages, liabilities, settlements, losses, costs and expenses, including attorneys’ fees and disbursements, of the Seller and Parent Indemnified Parties arising out of or resulting from (i) Buyer’s breach of this Agreement; or (ii) the negligence, violation of law, or willful misconduct of Buyer or its Affiliates.

Section 5.04     Indemnification Procedures. The matters set forth in Section 6.04 of the Purchase Agreement shall be deemed incorporated into, and made a part of, this Agreement.

ARTICLE VI
Miscellaneous

Section 6.01     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the thirds day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):

(a)	if to Seller:

If to Seller: 20050 SW 112th Avenue
Tualatin, OR 97062
E-mail: [redacted]
Attention: William Clough

(b)	if to Parent:

If to Seller: 20050 SW 112th Avenue
Tualatin, OR 97062
E-mail: [redacted]
Attention: William Clough

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(c)	if to Buyer:

[redacted]
E-mail: [redacted]
Attention: Matthew McKenzie

with a copy (which shall not constitute notice) to:

Lane Powell PC
601 SW Second Avenue, Suite 2100
Portland, OR 97204
E-mail: [redacted]
Attention: Matthew Viers

Section 6.02     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.03     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.04     Entire Agreement. This Agreement, including all Service Exhibits, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Purchase Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

Section 6.05     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.06     No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

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Section 6.07     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an instrument in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.08     Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Oregon in each case located in the city of Portland and county of Multnomah, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 6.09     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER

CUI, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

PARENT

CUI GLOBAL, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

BUYER

BACK PORCH INTERNATIONAL, INC.

By:	/s/ Matthew M. McKenzie
Name:	Matthew McKenzie
Title:	President

Signature Page to Transition Services Agreement

EXHIBIT A

remittance and cooperation regarding post-closing receipts

Description of Service:

Seller and Parent shall pay to Buyer, no less frequently than weekly, all amounts paid to Seller or Parent in respect of any Purchased Asset, including, without limitation, all payments on accounts receivable of the Business.

Seller and Parent shall take all actions reasonably requested by Buyer to ensure that post-Closing payments in respect of the Purchased Assets (including, without limitation, all payments on accounts receivable of the Business) are remitted directly to Buyer and not to Seller or Parent. Without limiting the generality of the foregoing, Seller and Parent shall assist in contacting the Business’s customers and advising them to update their payment instructions to those of Buyer.

Service Provider	Seller and Parent
Service Recipient	Buyer
End Date:	March 30, 2020
Fee or Other Consideration:	The Services and other consideration provided by Buyer to Seller and Parent pursuant to Exhibit E.

Exhibits to Transition Services Agreement

EXHIBIT B

SHORT-TERM PAYROLL, EMPLOYEE BENEFITS and import/export services

Description of Service:	Seller shall continue to provide, following Closing, until the End Date specified herein, all payroll and employee benefits functions of the Business, including, without limitation, the following:

■ Coverage of all Buyer employees under all Seller or Parent employee benefit plans (including retirement/401(k), medical, dental, and other fringe benefits and perquisites); and

■ Payroll processing and the withholding and remittance of all payroll taxes required by law.

Seller or Parent shall continue to facilitate all imports and exports of the Business in the ordinary course under Seller’s or Parent’s existing licenses.
Service Provider	Seller and Parent
Service Recipient	Buyer
End Date:	October 31, 2019
Fee or Other Consideration:

The Services and other consideration provided by Buyer to Seller and Parent pursuant to Exhibit E.

Buyer shall pre-fund (i.e., at least one business day prior to the date on which payroll is processed) all out-of-pocket costs of the Parent or Seller in providing the above payroll and employee benefits Services, provided, that Parent or Seller shall provide Buyer a calculation and reasonable supporting documentation for all such costs three business days prior to each payroll processing date.

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EXHIBIT C

parent & seller Marketing, it, and engineering Services

Description of Service:

Seller or Parent shall provide the following Services as requested by Buyer, provided that the provision of such Services shall not require the expenditures of person hours per month in excess of the numbers set forth below:

	■	Back-end website development Services and access to all back-end code and databases of www.cuipower.com;

	■	Front-end website development and graphic design Services, up to 20 person hours per month;

	■	SAP database support and development services, up to 40 hours per month; and

	■	Engineering consulting Services, including, without limitation, mechanical design, PCB layout, and drafting Services, up to 60 hours/month.
Service Provider	Seller and Parent
Service Recipient	Buyer
End Date:	March 30, 2020
Fee or Other Consideration:

The Services and other consideration provided by Buyer to Seller and Parent pursuant to Exhibit E.

Buyer will pay all third-party development costs and other out-of-pocket costs (excluding salaries, wages and benefits of Seller and Parent employees) associated with the transfer of website development code from www.cuipower.com to www.cui.com.

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EXHIBIT D

WAREHOUSE AND SHIPPING Services

Description of Service:	Seller or Parent shall provide all warehouse, shipping, logistics and related Services requested by Buyer and necessary to conduct the Business in the ordinary course.
Service Provider	Seller and Parent
Service Recipient	Buyer
End Date:	March 30, 2020
Fee or Other Consideration:	The Services and other consideration provided by Buyer to Seller and Parent pursuant to Exhibit E.

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EXHIBIT E

BUYER MANAGEMENT AND ADMINISTRATIVE SUPPORT SERVICES

Description of Service:

Buyer shall provide the following Services as reasonably requested by Seller or Parent, provided that the provision of such Services shall not require the expenditures of person hours per month in excess of the numbers set forth below:

	■	Strategic and management consulting [redacted], up to 20 hours per month, provided that such consulting Services shall not include any Services to any Seller or Parent Canadian affiliate;

	■	Finance and accounting Services relating to Parent subsidiary Orbital Gas Systems, up to 20 hours per month;

	■	Information technology transition Services, up to 20 hours per month;

	■	Internal human resources and recruiting support Services, up to 20 hours per month; and

	■	Payroll processing and employee benefits administration Services, up to 30 hours per month.
Service Provider	Buyer
Service Recipient	Parent and Seller
End Date:	March 30, 2020
Fee or Other Consideration:	The Services and other consideration provided by Seller and Parent to Buyer pursuant to Exhibits A through D.

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EXHIBIT D

Note amendment, Assignment, and Assumption Agreement

This Note Amendment, Assignment, and Assumption Agreement (“Agreement”), dated as of September 30, 2019 (“Effective Date”), is entered into by and among CUI Global, Inc., a Colorado corporation (formerly known as Waytronx, Inc.) (“Assigning Party”), Back Porch International, Inc., an Oregon corporation (“Assuming Party”), and International Electronic and Electrical Trading Inc. (formerly known as International Electronic Device, Inc.), an Oregon corporation and registered assign of CUI, Inc. (“Remaining Party”).

WHEREAS, Assigning Party desires to assign to Assuming Party all of its rights and delegate to Assuming Party all of its obligations under that certain Convertible Promissory Note, dated May 15, 2008, in the original principal amount of $14,000,000, issued by Assigning Party in favor of CUI, Inc., as previously amended (the “Note”);

WHEREAS, Assigning Party and Remaining Party desire to further amend the Note on the terms set forth herein;

WHEREAS, Assuming Party desires to, conditioned upon and following the effectiveness of the amendments set forth in Section 1.1, accept, on the other terms set forth herein, such assignment of rights and delegation of obligations under the Note;

WHEREAS, Remaining Party is the current holder of the Note;

WHEREAS, Remaining Party desires to release Assigning Party from its obligations under the Note and substitute Assuming Party as a party to the Note in Assigning Party’s place.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Note Amendment, Assignment and Assumption.

1.1     Amendment. Assigning Party and Remaining Party hereby agree to further amend the Note as set forth in this Section 1.1, pursuant to Section 9(b) of the Note, which amendments shall be effective on the Effective Date, immediately prior to the effectiveness of each of the other transactions contemplated hereby. Assigning Party and Remaining Party hereby agree that the Note is amended, canceled, restated and replaced in its entirety with a promissory note in the form attached hereto as Exhibit A (“A&R Note”).

1.2     Assignment. Assigning Party irrevocably sells, assigns, grants, conveys and transfers to Assuming Party all of Assigning Party's right, title and interest in and to the Note, as amended hereby.

1.3     Assumption. Assuming Party unconditionally accepts such assignment and assumes all of Assigning Party's duties, liabilities and obligations under the Note, as amended hereby, and agrees to pay, perform and discharge, as and when due, all of the obligations of Assigning Party under the Note, as amended hereby, accruing on and after the Effective Date.

1.4     Subordination. The parties hereto acknowledge and agree that Assuming Party’s obligations under the A&R Note are subordinate and subject in all respects to its obligations under, and the terms of, that certain Securities Purchase Agreement, of even date herewith, by and among Buyer, BPI Holdings, Inc., an Oregon corporation, and Harvest Capital Credit Corporation, a Delaware corporation (the “SPA”) and each instrument contemplated thereby. Without limiting the generality of the foregoing, the parties hereto agree that Assuming Party shall not be required to make when due any payment owing under the A&R Note if such payment would result in a default or breach of the SPA, any subordination agreement or other instrument contemplated thereby, or any agreement or instrument documenting any successor credit facility (any such payment, a “Prohibited Payment”). Failure to make a Prohibited Payment when due shall not constitute a breach of or default under the A&R Note; provided, however, that nothing contained herein shall permanently relieve Buyer of ultimately making any Prohibited Payment, and Buyer shall make in full each payment owing under the A&R Note on the last day of the first calendar month in which such payment is no longer a Prohibited Payment.

2.     Novation.

2.1      Release.

(a)     Despite anything to the contrary in the Note, Remaining Party releases and forever discharges Assigning Party, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under the Note, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Remaining Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Note on and after the Effective Date. For avoidance of doubt, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

(b)     Despite anything to the contrary in the Note, Assigning Party releases and forever discharges Remaining Party, as well as its shareholders, directors, officers, employees, agents and representatives, from all further obligations arising under the Note, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Assigning Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Note on and after the Effective Date. For avoidance of doubt, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

2.2     Substitution. The parties agree that this Agreement is a novation and that the Assuming Party shall be substituted for the Assigning Party. Remaining Party agrees Assuming Party as Assigning Party's successor-in-interest in and to the Note. Assuming Party by this Agreement becomes entitled to all right, title and interest of Assigning Party in and to the Note in as much as Assuming Party is the substituted party to the Note as of and after the Effective Date. Remaining Party and Assuming Party shall be bound by the terms of the Note in every way as if Assuming Party is named in the novated Note in place of Assigning Party as a party thereto. Assigning Party represents and warrants that there is no payment or other liability of Assigning Party to Remaining Party which has accrued and remains outstanding as of the Effective Date.

3.     Consideration and Payment of Accrued Interest.

3.1     Assigning Party and Assuming Party hereby agree and acknowledge that the assumption of the Note and Assuming Party’s other obligations hereunder constitute payment of a portion of the Purchase Price as defined in that certain Asset Purchase Agreement, of even date herewith, by and among Assigning Party, Assuming Party, and CUI, Inc., an Oregon corporation.

3.2     Assigning Party hereby agrees to pay to Remaining Party on the Effective Date $22,098.68, which amount Assigning Party and Remaining Party agree is all of the interest accrued on the Note’s principal through the Effective Date.

4.     Representations and Warranties.

4.1     Assigning Party's Representations and Warranties. Assigning Party represents and warrants as follows:

(a)     It is duly organized, validly existing, and in good standing under the laws of Colorado.

(b)     It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required.

(c)     It has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(d)     It has taken all necessary action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof.

(e)     When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assigning Party, enforceable against it in accordance with its terms and not subject to defenses.

(f)     It is the sole legal and beneficial owner of the all the rights under the Note on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance.

(g)     The Note is in full force and effect on the Effective Date. No event or condition has occurred that is an event of default or termination under any of the Note. There are no material disputes pending or threatened related to any rights or obligations transferred by this Agreement.

(h)     It has performed all of its obligations under the Note that are required to be performed on or before the Effective Date.

4.2     Assuming Party's Representations and Warranties. Assuming Party represents and warrants as follows:

(a)     It is duly organized, validly existing, and in good standing under the laws of the State of Oregon.

(b)     It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required.

(c)     It has the full right, corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(d)     It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof.

(e)     When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assuming Party, enforceable against it in accordance with its terms.

5.     Indemnification.

5.1     Assigning Party Indemnification. Subject to the terms and conditions set out in Section 5.2, Assigning Party and its affiliates (as “Indemnifying Party”) shall indemnify, hold harmless, reimburse, and defend Assuming Party and its officers, managers, employees, agents, affiliates, successors and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including attorney fees, that are incurred by Indemnified Party (collectively, “Losses”), relating to any third-party (including Remaining Party) claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or other, whether at law, in equity or otherwise (“Claim”) or any direct Claim against Indemnifying Party alleging:

(a)     A breach or non-fulfillment of any representation, warranty, or covenant under this Agreement by Indemnifying Party or its representatives;

(b)     any negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement; or

(c)     any failure by Indemnifying Party to materially comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

5.2     Exceptions and Limitations on Indemnification. Despite anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim or corresponding Losses principally arise out of or result from Indemnified Party's:

(a)     negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b)     failure to materially comply with any of its material obligations set out in this Agreement.

6.     Miscellaneous.

6.1     Further Assurances. On the other party's reasonable request, each party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

6.2     Survival. Subject to the limitations and other provisions of this Agreement, the representations of the Parties contained in this Agreement survive the expiration or earlier termination of this Agreement for a period of two years from the date of such expiration or termination.

6.3     Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set out below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

Notice to Assigning Party:	20050 SW 112th Avenue Tualatin, OR 97062 E-mail: [redacted] Attention: William Clough

Notice to Assuming Party:	[redacted] E-mail:[redacted] Attention: Matthew McKenzie

Notice to Remaining Party:	[redacted] Attn: James McKenzie

6.4     Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” is deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set out verbatim herein.

6.5     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

6.6     Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

6.7     Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

6.8     Amendment and Modification. No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement, and signed by an authorized representative of each party to this Agreement.

6.9     Waiver.

(a)     No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorized representative of the party waiving its right.

(b)     Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c)     None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i)     any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii)     any act, omission, or course of dealing between the parties.

6.10     Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties or otherwise. Despite the previous sentence, the parties intend that Indemnified Party’s rights under Section 6 are its exclusive remedies for the events specified therein.

6.11     Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by it of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach by such party of any such obligations occurs, the other parties will, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

6.12     Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

6.13     Choice of Forum. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Oregon in each case located in the city of Portland and county of Multnomah, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

6.14     Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ASSIGNING PARTY

CUI GLOBAL, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

ASSUMING PARTY

BACK PORCH INTERNATIONAL, INC.

By:	/s/ Matthew M. McKenzie
Name:	Matthew M. McKenzie
Title:	President

REMAINING PARTY

International Electronic and Electrical Trading Inc.

By:	/s/ James McKenzie
Name:	James McKenzie
Title:	President

Signature Page to Note Amendment, Assignment, and Assumption Agreement

Exhibit a

This agreement or instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth herein and in the Subordination Agreement, dated as of September 30, 2019 (the “Subordination Agreement”), by and among BACK PORCH INTERNATIONAL, INC., as assignee of CUI GLOBAL, INC., HARVEST CAPITAL CREDIT CORPORATION, as Agent, and INTERNATIONAL ELECTRONIC AND ELECTRICAL TRADING INC., an Oregon corporation and registered assign of CUI, INC. (formerly known as International Electronic Device, Inc.), as a Subordinated Creditor (as defined in the Subordination Agreement), to the Senior Indebtedness (as defined in the Subordination Agreement). The holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.

AMENDED AND RESTATED PROMISSORY NOTE

September 30, 2019	$5,303,683.18

For value received, CUI Global, Inc., a Colorado corporation (formerly known as Waytronx, Inc.) (“Borrower”), promises to pay to the order of International Electronic and Electrical Trading Inc. an Oregon corporation and registered assign of CUI, Inc. (formerly known as International Electronic Device, Inc.) (“Lender”), the principal sum of $5,303,683.18, payable in the manner and on the terms set forth in this Amended and Restated Promissory Note (“Note”). This Note amends, restates, replaces and cancels in its entirety that certain Convertible Promissory Note, dated May 15, 2008, in the original principal amount of $14,000,000, issued by Lender in favor of CUI, Inc. (since renamed to International Electronic and Electrical Trading Inc.), as previously amended.

1.     Interest; Payments. Interest shall accrue on the principal of this Note at the rate of 6.0% per annum, compounded annually. Borrower will make monthly payments to Lender of not less than $26,518.42 on the first day of each calendar month beginning on November 1, 2019. Each payment will be applied first to interest accrued on the principal amount of this Note, with the remainder applied to principal.

2.     Maturity Date. Borrower must pay the entire balance of principal and accrued interest owing on this Note on or before November 1, 2029.

3.     Prepayments. Borrower shall have the right to prepay any amount owing on this Note, in whole or in part, at any time without penalty.

4.     Default and Acceleration. Lender may declare the principal of this Note, together with interest, to be immediately due and payable in the event (a) that Borrower defaults in the performance of, or compliance with, any material term or provision of this Note, after not less than 10 days’ written notice to Borrower specifying with reasonable particularity the nonperformance or noncompliance and Borrower’s failure to correct the default within that time period; or (b) in the event of the bankruptcy or insolvency of any party having liability on this Note, or any assignment for the benefit of creditors, or the commencement of an action for the appointment of a receiver for the properties of any such party or other action or proceedings under the federal bankruptcy laws that is not dismissed within 90 days after the date of filing.

5.     Default Interest Rate. In the event of an event of default set forth in Section 4 of this Note, Lender will have the right, in addition to any other remedy set forth in this Note, to charge an interest rate on the principal balance of this Note equal to 8.0% per annum, until the default is cured or until the Note is paid in full.

6.     Attorney Fees; Costs. If the holder of this Note takes any action, judicial or otherwise, to enforce this Note, the holder of this Note will be entitled to recover from Borrower all expenses that the holder of this Note may reasonably incur in taking such action, including, without limitation, costs and expenses provided by statute or otherwise, as well as reasonable attorney fees determined by the court, whether incurred in a suit or action or on appeal from a judgment or decree, in connection with any bankruptcy proceeding, or in connection with a nonjudicial action. Upon demand, Borrower will reimburse the holder of this Note for expenses so incurred.

7.     Governing Law; Severability. This Note is to be governed by and construed in accordance with the laws of the State of Oregon, without reference to its conflict of laws principles. If any provision or clause of this Note is construed by a court of competent jurisdiction to be void, invalid, or unenforceable, that construction will not affect other provisions of this Note that can be given effect without the void, invalid, or unenforceable provision, and to this end, the provisions of this Note are declared to be severable.

8.     Waiver of Protest. Borrower and each present or future maker, surety, endorser or signatory to this Note, in whatever capacity, waives presentment, demand, protest, notice of dishonor, and all suretyship defenses, and agrees that the Lender may exercise its rights under the Note in any order and at any time.

9.     Limitation of Interest. In no event will any payment of interest or any other sum payable under this Note exceed the maximum amount permitted by applicable law. If it is established that any payment(s) exceeding lawful limits have been received, the holder and payee of such amount(s) will refund such excess or, at its option, credit the excess amount(s) to the principal. Such payments will not affect the obligation to make other payments required under this Note that do not cause the lawful limits to be exceeded.

10.     Security. This Note shall be a general, unsecured obligation of Borrower.

11.  Waiver of Jury Trial. BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER OF THEM. NEITHER THE BORROWER NOR THE LENDER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE BORROWER OR LENDER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH PARTIES.

[Signature page follows]

The undersigned caused this Note to be duly executed on the day and year first written above.

BORROWER:

CUI GLOBAL INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO

ACKNOWLEDGEMENT OF LENDER:

International Electronic and Electrical Trading Inc.

By:	/s/ James McKenzie
Name:	James McKenzie
Title:	President

Signature Page to Amended and Restated Promissory Note

EXHIBIT E

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“IP Assignment”), dated as of September 30, 2019, is made by CUI, Inc., an Oregon corporation (“Seller”) and CUI Global, Inc., a Colorado corporation (“Parent”) in favor of Back Porch International, Inc., an Oregon corporation (“Buyer”), the purchaser of certain assets of Seller and Parent pursuant to that certain Asset Purchase Agreement by and among Buyer, Seller, and Parent, of even date herewith (the “Asset Purchase Agreement”).

WHEREAS, under the terms of the Asset Purchase Agreement, Seller and Parent have conveyed, transferred, and assigned to Buyer, among other assets, certain intellectual property of Seller and Parent, and has agreed to execute and deliver this IP Assignment, for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any applicable jurisdictions;

NOW THEREFORE, the parties agree as follows:

1.     Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Parent hereby irrevocably convey, transfer, and assign to Buyer, and Buyer hereby accepts, all of Seller’s and Parent’s right, title, and interest in and to the following (the “Assigned IP”):

(a)     the trademark registrations set forth on Schedule 1 hereto and all issuances, extensions, and renewals thereof;

(b)     all common law trademark rights to the marks AMT, AMT VIEWPOINT and any other mark based on the term AMT used or owned by Seller, Parent or any of Parent’s affiliated entities;

(c)     all other common law trademark rights constituting or utilized primarily by the Business (as defined in the Purchase Agreement);

(d)     all rights of any kind whatsoever of Seller or Parent accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world, together with the goodwill of the business connected with the use of, and symbolized by, all trademarks in the foregoing paragraphs 1(a) to 1(d) (the “Trademarks”);

(e)     any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(f)     any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.     Recordation and Further Actions. Seller and Parent hereby authorize the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Buyer. Following the date hereof, upon Buyer’s reasonable request, Seller and Parent shall take such steps and actions, and provide such cooperation and assistance to Buyer and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, or perfect the assignment of the Assigned IP to Buyer, or any assignee or successor thereto.

3.     Terms of the Asset Purchase Agreement. The parties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Asset Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Seller, Parent and Buyer with respect to the Assigned IP. The representations, warranties, covenants, agreements, and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

4.     Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

5.     Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.     Governing Law. This IP Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Oregon, without giving effect to any choice or conflict of law provision or rule (whether of the State of Oregon or any other jurisdiction).

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this IP Assignment as of the date first written above.

SELLER

CUI, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO
Address:	20050 SW 112th Avenue Tualatin, OR 97062

PARENT

CUI GLOBAL, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO
Address:	20050 SW 112th Avenue Tualatin, OR 97062

BUYER

BACK PORCH INTERNATIONAL, INC.

By:	/s/ Matthew M. McKenzie
Name:	Matthew McKenzie
Title:	President
Address:	20050 SW 112th Avenue
Tualatin, OR 97062

Signature Page to Intellectual Property Assignment Agreement

Schedule 1

ASSIGNED TRADEMARK REGISTRATIONS AND APPLICATIONS

Trademark Registrations

Mark	Jurisdiction	Registration Number	Registration Date
AMT (standard character mark)	United States	3,893,161	December 21, 2010

Schedule 1 to Intellectual Property Assignment Agreement

EXHIBIT F

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”), dated as of September 30, 2019 (“Effective Date”), is made by CUI, Inc., an Oregon corporation and CUI Global, Inc., a Colorado corporation (together with CUI, Inc., “Grantors”) in favor of Back Porch International, Inc., an Oregon corporation (“User”), the purchaser of certain assets of Grantors pursuant to that certain Asset Purchase Agreement by and among Grantors and User, of even date herewith (the “Asset Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

1.     License. Subject to the terms and conditions of this Agreement, Grantors hereby grant to User an irrevocable, royalty-free, fully paid up, non-exclusive, non-transferable, and non-sublicensable license to use the Grantor Material during the Term (as defined below), in the Territory (as defined below), solely in connection with the conduct of the Business following the Closing (the “Permitted Use”). For the avoidance of doubt, the Permitted Use shall not include the right to use the Grantor Materials (i) in connection with the manufacture, distribution, marketing or sale of any power supply components or any Buyer Restricted Business; or (ii) as the corporate, trade or “DBA” name of Buyer, provided, however, that User shall be permitted to use “CUI Devices” as tradename or “DBA” name. “Grantor Material” means:

(a)     the trademarks that are subjects of the registrations set forth on Schedule 1 hereto (the “Trademarks”);

(b)     all common law trademark rights to the marks “CUI”, “CUI INC” and all marks substantially similar thereto;

(c)     all other common law trademark rights constituting or utilized by the Business prior to the Closing; and

(d)     the goodwill of the Business connected with the use of, and symbolized by, the Grantor Material in the foregoing paragraphs 1(a) to 1(c).

2.     Term. The term of this Agreement shall commence as of the Effective Date and, unless terminated earlier as provided herein, shall remain in force for a period of three years (the “Term”).

3.     Territory. The territory covered by this Agreement is the entire world (the “Territory”).

4.   Consideration. The consideration for the rights granted herein shall be the payment of the Purchase Price and the other covenants and obligations of User contained in the Asset Purchase Agreement.

5.     General.

(a)     Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(b)     Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement, or invalidate or render unenforceable such term or provision, in any other jurisdiction.

(c)     Assignment. Neither any Grantor nor the User shall assign or otherwise transfer any of their or its respective rights, or delegate, subcontract, or otherwise transfer any of their or its respective obligations or performance, under this Agreement without the prior written consent of the non-assigning or non-transferring party/parties hereto. Any purported assignment, delegation, or transfer in violation of this Section 6(c) shall be void and of no effect. The parties hereto agree that any sale, transfer, assignment, encumbrance or hypothecation of the Grantor Material by Grantors during the Term shall constitute an assignment or transfer of this Agreement requiring User’s prior written consent. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.

(d)     Governing Law; Venue. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Oregon without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Oregon in each case located in the City of Portland and County of Multnomah, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such legal suit, action, or proceeding.

(e)     Amendment and Modification. Any provision of this Agreement may only be amended, modified, waived or supplemented by an agreement in writing signed by each party hereto.

(f)     Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; and any single or partial exercise of any right, remedy, power, or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(g)     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

GRANTORS

CUI, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO
Address:	20050 SW 112th Avenue Tualatin, OR 97062

CUI GLOBAL, INC.

By:	/s/ William J. Clough
Name:	William J. Clough
Title:	President & CEO
Address:	20050 SW 112th Avenue Tualatin, OR 97062

USER

BACK PORCH INTERNATIONAL, INC.

By:	/s/ Matthew M. McKenzie
Name:	Matthew McKenzie
Title:	President
Address:	20050 SW 112th Avenue
Tualatin, OR 97062

Signature Page to License Agreement

Schedule 1

TRADEMARK REGISTRATIONS

Mark	Jurisdiction	Registration Number	Registration Date
CUI INC (standard character mark)	United States	3,675,961	September 1, 2009
CUI INC (design mark)	United States	3,893,135	December 21, 2010

Schedule 1 to License Agreement